UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2019

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act: None

Item 2.01    Completion of Acquisition or Disposition of Assets.
On May 6, 2019, Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), completed the sale of a wholly owned office property located in San Francisco, California, comprising approximately 263,000 square feet (referred to as “655 Montgomery”) to BCAL 655 Montgomery Property LLC (the “Purchaser”), an unrelated third party, for a gross sales price of approximately $191.5 million, less closing costs and customary closing provisions. As of December 31, 2018, our accounting basis (net of accumulated depreciation and amortization) for 655 Montgomery was approximately $105.4 million. The resulting impact of this disposition, applied to our real estate portfolio as of December 31, 2018, contributed to an increase in our real estate portfolio’s leased percentage from 90.6% to 90.7%. We expect to redeploy the net proceeds from this sale into new investments, including investments in industrial and/or multifamily sectors in particular.
655 Montgomery was encumbered by a mortgage note and a mezzanine loan secured by a pledge of ownership interests in DPF 655 Montgomery LP, which we prepaid at par upon the closing of this transaction. As of December 31, 2018, the mortgage note and mezzanine loan had an aggregate outstanding principal balance of approximately $98.6 million with a weighted-average variable interest rate of 5.25% and both would have matured in September 2020.
Item 7.01    Regulation FD Disclosures.
The following pro forma table summarizes our real estate portfolio by segment (as adjusted for the 655 Montgomery disposition described above) as of December 31, 2018:

($ and square feet in thousands)	Number of Markets (1)	Number of Properties	Rentable Square Feet	% Leased	Aggregate Fair Value	% of Aggregate Fair Value
Office properties	10	13	2,740	83.9%	$916,800	48.1%
Retail properties	7	28	3,080	93.2	862,000	45.2
Industrial properties	5	5	1,594	97.3	128,400	6.7
Total real estate portfolio	17	46	7,414	90.7%	$1,907,200	100.0%

(1)
Reflects the number of unique markets by segment and in total. As such, the total number of markets does not equal the sum of the number of markets by segment as certain segments are located in the same market.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Pro Forma Financial Information—Black Creek Diversified Property Fund Inc.
Pro Forma Consolidated Balance Sheet as of December 31, 2018 (unaudited)
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2018 (unaudited)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
May 10, 2019
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer